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                                                                    Exhibit 99.1
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                          SONICWALL TO ACQUIRE PHOBOS

Phobus SSL Technology Allows SonicWALL to Rapidly Enter Market for Secure Transaction Solutions For Enterprises, Service Providers and E-Commerce Sites

Sunnyvale, California - October 17, 2000 - SonicWALL, Inc. (NASDAQ: SNWL), a leading provider of Internet security solutions, today announced that it has entered into a definitive agreement to acquire Phobus Corporation, a privately-held Internet security infrastructure manufacturer based in Salt Lake City, Utah.

Under the terms of the agreement, approximately 12.2 million shares and options of SonicWALL common stock and $50 million in cash will be exchanged for all outstanding shares, options and warrants of Phobus Corporation. Based on SonicWALL's closing price of $17.88 on October 16, 2000, the cash and stock exchanged would have an aggregate value of approximately $268 million. Of the $50 million, $20 million is contingent upon the achievement of certain revenue targets by Phobus in 2001. The acquisition is expected to be completed by the end of the year and is subject to customary closing conditions. SonicWALL intends to account for the transaction under the purchase accounting method.

Phobus Corporation (www.phobus.com) designs and manufacturers innovative
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products that offload and accelerate secure transaction processing, delivering higher performance for servers tasked with secure Internet-based applications. Phobus' Secure Sockets Layer (SSL) products offload the burden of encryption/decryption processing from the secure server, resulting in as much as a 50-fold increase in the number of transactions an e-commerce site can handle. Phobus also offers load balancing products that intelligently manage traffic across web server farms, assuring optimal performance for the site. Together, SSL offloading and load balancing deliver the speed, reliability and high availability that medium to large enterprises, service providers and e-commerce sites need.

The combination of SonicWALL's secure access products and value-added security services and Phobus' secure transaction products creates a powerful and comprehensive range of Internet security solutions. In addition to broadening security solutions offered to small to medium business customers, the new combination creates an unparalleled offering of distributed security solutions for large enterprises, e-commerce sites and service providers to protect against internal and external security threats.

"The market for distributed security solutions is growing rapidly as people realize the importance of protecting their network from internal security threats," said Sreekanth Ravi, President and CEO of SonicWALL. "With the combination of SonicWALL's and Phobus' people and technologies, we are positioned to enter this market and establish a leadership position."

"Phobus' expertise in SSL offloading and secure transaction management complements SonicWALL's award-winning Internet security appliances," said Ron Heinz, President and CEO of Phobus. "The technology and marketing synergies between Phobus and SonicWALL will accelerate our entry into enterprise service provider and e-commerce markets. These markets
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need secure access, as offered by the SonicWALL products, as well as high availability and high performance secure transaction processing, as offered by Phobus' products."

About SonicWALL, Inc.

SonicWALL, Inc. (NASDAQ: SNWL) is the leading provider of Internet security solutions for broadband customers in the small to medium size enterprise (SME), branch office, telecommuter and education markets. The SonicWALL Internet security appliance is a high-performance, solid-state product that provides a robust, reliable, easy-to-use and affordable Internet security solution. SonicWALL's family of Internet security appliances offers firewall protection and an expanding array of value-added services. These services currently include anti-virus, VPN, strong authentication using digital certificates and content filtering. In addition, SonicWALL offers its Global Management System for distributed enterprises and service providers that wish to provide managed security services to their hosting or Internet access customers. SonicWALL, Inc. is headquartered in Sunnyvale, California. For more information, contact SonicWALL at (408) 745-9600 or visit the company Website at

http://www.sonicwall.com.
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For Additional Information Contact:
-----------------------------------

Raj Dhingra
SonicWALL, Inc.
(408) 752-7943
rajd@sonicwall.com
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Julie Connolly
Ruder Finn
(415) 348-2734
connollyj@ruderfinn.com
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Certain statements in this press release are "forward-looking statements" within the meaning of the Securities Act of 1933, as amended. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and undercertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect SonicWALL's actual results include, but are not limited to, the "Risk Factors" described in our Securities and Exchange Commission filings, including our Prospectus dated March 16, 2000. All forward-looking statements included in this release are based upon information available to SonicWALL as of the date of the release, and we assume no obligation to update any such forward-looking statement.

SonicWALL is a registered trademark of SonicWALL, Inc. Other product and company names mentioned herein may be trademarks and/or registered trademarks of their respective companies.